Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: 1-704-558-3068
E: InvestorRelations@AltisourceAMC.com

Front Yard Residential Corporation Reports Fourth Quarter and Full Year 2019 Results

CHRISTIANSTED, U.S. Virgin Islands, February 28, 2020 (GLOBE NEWSWIRE) - Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) today announced financial and operating results for the fourth quarter and full year of 2019.

Fourth Quarter 2019 Highlights and Recent Developments

•
Entered into definitive merger agreement on February 17, 2020 with affiliates of Amherst Residential, LLC (“Amherst”) whereby Amherst will acquire Front Yard for $12.50 per share in a transaction valued at approximately $2.3 billion, including debt to be assumed or refinanced.

•	Increased rental revenue by 2.6% over third quarter 2019 to $52.1 million.

•	Full-company Core Funds from Operations was $0.05 per diluted share.[1]

•	Stabilized Rental Core Net Operating Income Margin was 57.6%.[1]

•	95.0% of stabilized rentals were leased at December 31, 2019.

•	Fully divested all remaining mortgage loans.

•	Sold 92 non-core homes, resulting in a net gain of $1.5 million over carrying value.

•	91% of debt had fixed or capped rates at December 31, 2019 compared to 87% at December 31, 2018.

•	Weighted average debt maturity was 4.7 years at December 31, 2019.

“Our fourth quarter numbers reflect the team's continued focus on improving the operating metrics and financial performance of our rental portfolio,” said Chief Executive Officer, George Ellison. “We believe our transaction with Amherst allows us to realize immediate value for our shareholders and further enhance the experience of our residents.”
________________

[1]
Core Funds from Operations and Stabilized Rental Core Net Operating Income Margin are non-GAAP measures. Refer to the Reconciliation of Non-GAAP Financial Measures section for further information and reconciliation to GAAP net loss.

Fourth Quarter and Full Year 2019 GAAP Financial Results

Net loss for the fourth quarter of 2019 improved to $25.5 million, or $0.47 per diluted share, compared to a net loss of $34.2 million, or $0.64 per diluted share, for the fourth quarter of 2018. Net loss for the year ended December 31, 2019 improved to $105.4 million, or $1.96 per diluted share, compared to a net loss of $130.8 million, or $2.44 per diluted share, for the year ended December 31, 2018.

About Front Yard Residential Corporation

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard's tenants enjoy the space and comfort that is unique to single-family housing at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger with affiliates of Amherst; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from our ongoing business operations due to the merger transaction; the effect of the announcement of the proposed merger on our relationships with our customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our ability to manage changes in our management team and changes resulting from our workforce reduction and office closures; our ability to acquire single-family rental (“SFR”) assets for our portfolio, including difficulties in identifying assets to acquire; the impact of changes to the supply of, value of and the returns on SFR assets; our ability to successfully integrate newly acquired properties into our portfolio of SFR properties; our ability to successfully operate HavenBrook Partners, LLC (“HavenBrook”) as a property manager and perform property management services for our SFR assets at the standard and/or the cost that we anticipate; our ability to predict our costs; our ability to effectively compete with our competitors; our ability to apply the proceeds from financing activities or non-rental real estate owned asset sales to target SFR assets in a timely manner; our ability to sell non-rental real estate owned properties on favorable terms and on a timely basis or at all; the failure to identify unforeseen expenses or material liabilities associated with asset acquisitions through the due diligence process prior to such acquisitions; changes in the market value of our single-family rental properties and real estate owned; changes in interest rates; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to maintain adequate liquidity; our ability to retain our engagement of Altisource Asset Management Corporation; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to maintain our qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in our current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Front Yard Residential Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)
Revenues:
Rental revenues	$52,064	$54,029	$207,010	$183,013
Total revenues	52,064	54,029	207,010	183,013
Expenses:
Residential property operating expenses	19,595	18,615	77,775	63,987
Property management expenses	3,964	3,903	15,364	13,189
Depreciation and amortization	20,266	21,910	82,249	80,961
Acquisition and integration costs	67	7,595	3,131	33,607
Impairment	1,367	1,740	4,458	12,734
Mortgage loan servicing costs	75	368	902	1,521
Interest expense	20,327	24,492	84,137	77,035
Share-based compensation	1,539	1,144	5,926	3,024
General and administrative	6,552	5,184	25,829	13,817
Management fees to AAMC	3,584	3,608	14,299	14,743
Total expenses	77,336	88,559	314,070	314,618
Net (loss) gain on real estate and mortgage loans	(117)	618	12,856	(145)
Operating loss	(25,389)	(33,912)	(94,204)	(131,750)
Casualty losses, net	(114)	(611)	(978)	(552)
Insurance recoveries	144	340	730	588
Other income (expense)	14	7	(10,772)	925
Loss before income taxes	(25,345)	(34,176)	(105,224)	(130,789)
Income tax expense	153	40	167	46
Net loss	$(25,498)	$(34,216)	$(105,391)	$(130,835)

Loss per share of common stock – basic:
Loss per basic share	$(0.47)	$(0.64)	$(1.96)	$(2.44)
Weighted average common stock outstanding – basic	53,881,854	53,630,204	53,772,094	53,552,109
Loss per share of common stock – diluted:
Loss per diluted share	$(0.47)	$(0.64)	$(1.96)	$(2.44)
Weighted average common stock outstanding – diluted	53,881,854	53,630,204	53,772,094	53,552,109

Dividends declared per common share	$—	$0.15	$0.45	$0.60

Front Yard Residential Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2019	December 31, 2018
Assets:
Real estate held for use:
Land	$398,840	$395,532
Rental residential properties	1,707,043	1,667,939
Real estate owned	16,328	40,496
Total real estate held for use	2,122,211	2,103,967
Less: accumulated depreciation	(206,464)	(137,881)
Total real estate held for use, net	1,915,747	1,966,086
Real estate assets held for sale	14,395	146,921
Mortgage loans at fair value	—	8,072
Cash and cash equivalents	43,727	44,186
Restricted cash	34,282	36,974
Accounts receivable, net	9,235	11,591
Goodwill	13,376	13,376
Prepaid expenses and other assets	22,360	43,045
Total assets	$2,053,122	$2,270,251
Liabilities:
Repurchase and loan agreements	$1,644,230	$1,722,219
Accounts payable and accrued liabilities	64,619	72,672
Payable to AAMC	5,014	3,968
Total liabilities	1,713,863	1,798,859

Commitments and contingencies	—	—

Equity:
Common stock, $0.01 par value, 200,000,000 authorized shares; 53,933,575 and 53,630,204 shares issued and outstanding as of December 31, 2019 and 2018, respectively	539	536
Additional paid-in capital	1,189,236	1,184,132
Accumulated deficit	(830,602)	(700,623)
Accumulated other comprehensive loss	(19,914)	(12,653)
Total equity	339,259	471,392
Total liabilities and equity	$2,053,122	$2,270,251

Front Yard Residential Corporation
Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

In evaluating Front Yard’s financial performance, management reviews Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Stabilized Rental Net Operating Income (“Stabilized Rental NOI”), Stabilized Rental Net Operating Income Margin (“Stabilized Rental NOI Margin”) and Stabilized Rental Core Net Operating Income Margin (“Stabilized Rental Core NOI Margin”), which exclude certain items from Front Yard’s results under U.S. generally accepted accounting principles (“GAAP”). These metrics are non-GAAP performance measures that Front Yard believes are useful to assist investors in gaining an understanding of the trends and operating metrics for Front Yard’s core business. These non-GAAP measures should be viewed in addition to, and not in lieu of, Front Yard’s reported results under U.S. GAAP.

The following provides related definitions of, and a reconciliation of Front Yard’s U.S. GAAP results to FFO, Core FFO, Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin for the periods presented:

FFO and Core FFO: FFO is a supplemental performance measure of an equity real estate investment trust (“REIT”) used by industry analysts and investors in order to facilitate meaningful comparisons between periods and among peer companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income or loss excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization on real estate assets adjusted for unconsolidated partnerships and jointly owned investments.

We believe that FFO is a meaningful supplemental measure of our overall operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation, impairment charges and gains or losses related to sales of previously depreciated homes from GAAP net income. By excluding depreciation, impairment and gains or losses on sales of real estate, FFO provides a measure of our returns on our investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially affect our results from operations, the utility of FFO as a measure of our performance is limited.

Our Core FFO begins with FFO and is adjusted for share-based compensation; acquisition and integration costs; non-cash interest expense related to deferred debt issuance costs, amortization of loan discounts and mark-to-market adjustments on interest rate derivatives; and other non-comparable items, as applicable. We believe that Core FFO, when used in conjunction with the results of operations under GAAP, is a meaningful supplemental measure of our operating performance for the same reasons as FFO and is further helpful as it provides a consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. Because Core FFO, similar to FFO, captures neither the changes in the value of the homes nor the level of capital expenditures to maintain them, the utility of Core FFO as a measure of our performance is limited.

Although management believes that FFO and Core FFO increase our comparability with other companies, these measures may not be comparable to the FFO or Core FFO of other companies because other companies may adopt a definition of FFO other than the NAREIT definition, may apply a different method of determining Core FFO or may utilize metrics other than or in addition to Core FFO.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to FFO and Core FFO:

Three months ended December 31, 2019
GAAP net loss	$(25,498)

Adjustments to determine FFO:
Depreciation and amortization	20,266
Impairment	1,367
Net loss on real estate and mortgage loans	117
FFO	(3,748)

Adjustments to determine Core FFO:
Acquisition and integration costs	67
Non-cash interest expense	2,793
Share-based compensation	1,539
Other adjustments	2,130
Core FFO	$2,781

Weighted average common stock outstanding - basic and diluted	53,881,854
FFO per share - basic and diluted	$(0.07)
Core FFO per share - basic and diluted	$0.05

Stabilized Rental: We define a property as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days. All other homes are considered non-stabilized. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home lifecycle or because they are identified for sale.

Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin: Stabilized Rental NOI is a non-GAAP supplemental measure that we define as rental revenues less residential property operating expenses of the stabilized rental properties in our rental portfolio. We define Stabilized Rental NOI Margin as Stabilized Rental NOI divided by rental revenues. We define Stabilized Rental Core NOI Margin as Stabilized Rental NOI divided by core rental revenues from Stabilized Rentals, which are rental revenues less tenant charge-back revenues attributable to our Stabilized Rentals.

We consider Stabilized Rental NOI and Stabilized Rental NOI Margin to be meaningful supplemental measures of operating performance because they reflect the operating performance of our stabilized properties without allocation of corporate level overhead or general and administrative costs, acquisition fees and other similar costs and provide insight to the ongoing operations of our business. In addition, Stabilized Rental Core NOI Margin removes the impact of tenant charge-backs that are included in both revenues and expenses and therefore have no impact to our net results of operations. These measures should be used only as supplements to and not substitutes for net income or loss or net cash flows from operating activities as determined in accordance with GAAP. These net operating income measures should not be used as indicators of funds available to fund cash needs, including distributions and dividends. Although we may use these non-GAAP measures to compare our performance to other REITs, not all REITs may calculate these non-GAAP measures in the same way, and there is no assurance that our calculation is comparable with that of other REITs. While management believes that our calculations are reasonable, there is no standard calculation methodology for Stabilized Rental NOI, Stabilized Rental NOI Margin or Stabilized Rental Core NOI Margin, and different methodologies could produce materially different results.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin:

Three months ended December 31, 2019
GAAP net loss	$(25,498)

Adjustments:
Rental revenues from non-stabilized properties	50
Net loss on real estate and mortgage loans	117
Operating expenses on non-stabilized properties	818
Depreciation and amortization	20,266
Acquisition and integration costs	67
Impairment	1,367
Mortgage loan servicing costs	75
Interest expense	20,327
Share-based compensation	1,539
General and administrative	6,552
Management fees to AAMC	3,584
Other income, net	(44)
Income tax expense	153
Stabilized Rental NOI	$29,373

Rental revenues	$52,064
Less: rental revenues from non-stabilized properties	50
Rental revenues from Stabilized Rentals	52,114
Less: tenant charge-back revenues from Stabilized Rentals	(1,146)
Core rental revenues from Stabilized Rentals	$50,968

Stabilized Rental NOI Margin	56.4%
Stabilized Rental Core NOI Margin	57.6%